THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                          Science Dynamics Corporation

                         COMMON STOCK PURCHASE WARRANT A

             1. Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by Science Dynamics Corporation, a Delaware corporation (the "Company"), ALPHA VENTURE CAPITAL, INC., or registered assigns (the "Holder") is hereby granted the right to purchase at any time commencing March 2, 2001 until 5:00 P.M., New York City time, on March 2, 2005 (the "Expiration Date"), 500,000 fully paid and nonassessable shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") at an initial exercise price per share of an amount equal to $_____ [the lesser of (a) one hundred percent (100%) of the average of the five (5) closing bid prices following December 15, 2000 or (b) one hundred percent (100%) of the average of the five (5) closing bid prices following the effective date of the Registration Statement, but in no event less than $5.00 per share] (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof.

              2. Exercise of Warrants. This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check, or by "cashless exercise," by means of tendering this Warrant to the Company to receive a number of shares of Common Stock set forth in Section 1 above. Upon surrender of this Warrant with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

              3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

              4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

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             5. Rights of the Holder.  The Holder shall not, by virtue
hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

             6. Protection Against Dilution.
                ---------------------------

                6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share (the "Adjusted Exercise Price"), to equal (iii) the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the Exercise Price before adjustment. For example, if Holder receives a warrant to purchase 1,500,000 shares of Common Stock at an Exercise Price of $1.00, and the Adjusted Exercise Price is $0.50, Holder will be entitled to receive 3,000,000 shares of Common Stock.

                6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

                6.3 Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued if Holder had exercised its right to purchase all of the remaining Common Stock available to Holder under this Warrant as of the close of business on the trading day immediately before the record date (the "Outstanding Warrants") for determining the amount of the number of Spin Off Securities to be issued to security holders of the Company (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder upon exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to
(x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the Outstanding Warrants.

                7. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed

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given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

           If to the Company:

              Science Dynamics Corporation
              1919 Springdale Road
              Cherry Hill, New Jersey 08003
              Fax No.: (856) 751-7361
              Attention: Ms. Joy C. Hartman, President and C.E.O.

              If to the Holder:

              Alpha Venture Capital, Inc.
              Avarua Rarotonga
              Cook Islands
              Fax No. (242) 356-4147
              Attention: Mr. Barry Herman, Director

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section.

              8. Liquidated Damages. If the Company fails to cause its transfer agent to deliver to the Holder unlegended certificates representing the Warrant Shares within ten (10) business days after the Date of Exercise, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $1,000 for each day after such tenth (10th) trading day until such certificates are delivered. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon exercise within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific
performance and/or injunctive relief.   The exercise of any such rights shall
not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

              9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

              10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

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              11. Counterparts.  This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

              12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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 IN WITNESS WHEREOF, Science Dynamics Corporation has executed this Warrant
as of the        day of                       , 2001.

                                 Science Dynamics Corporation


                                 By: ____________________________________



ATTEST:


_______________________________



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                          NOTICE OF EXERCISE OF WARRANT

       The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of ______________, to purchase __________shares of the Common Stock, par value $.01 per share, of Science Dynamics Corporation and tenders herewith payment in accordance with Section
1 of said Common Stock Purchase Warrant.

          Please deliver the stock certificate to:



Dated:______________________


By:__________________________________



     CASH: $ __________________________

     CASHLESS EXERCISE: _____________


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